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                               EXHIBIT 10.20

                        ENERGY SEARCH, INCORPORATED

                1998 STOCK OPTION AND RESTRICTED STOCK PLAN

                   FOR OUTSIDE ADVISORS AND CONSULTANTS


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. Energy Search, Incorporated (the "Company") hereby establishes the 1998 Stock Option and Restricted Stock Plan for Outside Advisors and Consultants (the "Plan"). The Plan permits the grant or award of Options and Restricted Stock.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide those individuals who provide business advertising, marketing, financial, investment, public relations and other advice and counsel to the Company or its subsidiaries with the right to receive or purchase the Common Stock of the Company so as to join the interests of these persons with the interests of the Company and its shareholders through the increased opportunity for stock ownership.


                                 SECTION 2

                                DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means the Executive Management and Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board all of whom shall be "non-employee directors" as defined in Rule 16b-3 under the Act. In addition, at least two of the directors of the Committee shall be "outside directors" as defined in the regulations issued pursuant to Section 162(m) of the Code.


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     2.5  "Common Stock" means the common stock, without par value, of the
          Company.

     2.6 "Company" means Energy Search, Incorporated, a Tennessee corporation.

     2.7 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation could be by way of employment, consulting services, directorship or officership. Ownership of less than five percent (5%) of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.8 "Incentive Award" means the award or grant of an Option or Restricted Stock to a Participant under the Plan.

     2.9 "Market Value" of any security on any given date means: (a) if the security is listed for trading on one or more national securities exchanges (including The NASDAQ SmallCap Market), the mean of the highest and lowest sales prices on the principal such exchange on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including The NASDAQ SmallCap Market) but is traded in the over-the-counter market, the mean of highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) or (b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.10 "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may not be an incentive stock option within the meaning of Section 422(b) of the Code.

     2.11 "Outside Advisor" means an individual who by reason of his or her position or past or future dealings or knowledge of the Company or any subsidiary is in a position to provide business advertising, marketing, financial, investment, public relations and other advice and counsel. The Board of Directors shall

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          determine the persons deemed to be Outside Advisors or the standard or method used to determine the persons to be considered Outside Advisors.

     2.12 "Participant" means an Outside Advisor who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

     2.13 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.
          In no event shall the Restriction Period be for a shorter time than the applicable holding period under Rule 144, as amended, promulgated under the Securities Act of 1933.

     2.14 "Restricted Stock" means Common Stock awarded to a Participant under Section 6 of the Plan.

     2.15 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall receive reasonable fees for their services.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to: determine whether and when Incentive Awards will be granted, the persons or entities to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; vary and amend vesting schedules, if any; and waive any

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restrictions or conditions applicable to any Incentive Award.  Incentive
Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying upon information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in subsection 4.2 of the Plan, a maximum of 25,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and unissued shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the Option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expired or terminated during the term of the Plan but before the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                                  OPTIONS

     5.1 GRANT. A Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the

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Committee in its sole discretion.  The Committee may vary, among
Participants and among Options granted to the same Participant, any and all of the terms and conditions of the Options granted under the Plan. The Committee shall have complete discretion in determining the number of Options granted to each Participant.

     5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. Option Agreements may be amended by the Committee consistent with the Plan, but no such amendment shall be effective as to a Participant without the Participant's consent unless the amendment operates solely to the benefit of the Participant.

     5.3 OPTION PRICE. The per share Option price shall not be less than the Market Value on the date of the grant, unless the Committee concludes that particular circumstances render a lesser Option price beneficial to the Company. The date of grant of an Option shall be the date the Option is authorized by the Committee or such future date specified by the Committee as the date for issuing the Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended with the consent of the Participant before or after exercise of the Option, but such amendment shall not reduce the Option price. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed 10 years from the grant date. At the time of the exercise of an Option, the holder of the Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee also may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.6  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged,


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     assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution if the Participant is a natural person. In addition, all Options granted to a Participant during the Participant's lifetime shall be exercisable during the Participant's lifetime only by such Participant, the Participant's guardian, or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.7  RESTRICTIONS ON EXERCISE.

          (a) GENERAL. The Committee may impose such restrictions as it deems appropriate on the Participant's right to exercise any options granted. Such restrictions shall be specified in the Option Agreement entered into with the Participant under Section 5.2.

          (b) SPECIFIC RESTRICTIONS. Notwithstanding the Committee's right to impose additional restrictions under Section 5.7(a), the following restrictions shall also apply:

               (i) If the Participant ceases to be an Outside Advisor or Consultant for any reason other than death or disability, the Option issued to such Participant shall no longer be exercisable. If a Participant dies or becomes disabled, the Option shall be exercisable by the Participant or personal representative for a period of three months after the date the Participant ceases to be Outside Advisor or Consultant, but only to the extent that the Participant was entitled to exercise the option on the date Participant ceases to be Outside Advisor or Consultant, unless the Option Agreement provides otherwise or the Committee otherwise consents;

               (ii) If the Committee determines that the Participant has entered into Competition with the Company or any subsidiary, the Participant's right to exercise any outstanding Option shall terminate as of that date of entry into Competition. The Committee shall have sole discretion in making such determination.







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                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant continues to perform certain services or meets certain requirements as provided by the Committee in the Restricted Stock Agreement.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock Agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. Restricted Stock Agreements may be amended by the Committee consistent with the Plan, but no such amendment shall be effective as to a Participant without the Participant's consent unless the amendment operates solely for the benefit of the Participant.

     6.3 TERMINATION OF OUTSIDE ADVISOR STATUS. In addition to any restrictions that the Committee may impose on the award of Restricted Stock the following restrictions shall apply:

          (a) COMPETITION. If the Committee determines that the Participant has entered into Competition with the Company or any subsidiary or ceases to be an Outside Advisor other than by reason of discontinuance of business, death or disability, then any shares of Restricted Stock still subject to restrictions on the date of such determination automatically shall be forfeited and returned to the Company.

          (b) DISCONTINUANCE OF BUSINESS, DEATH OR DISABILITY. Unless the terms of the Restricted Stock Agreement or grant provide otherwise, in the event a Participant is no longer an Outside Advisor because of discontinuance of business, death or disability during the Restricted Period, the Participant's right to all of the Participant's Restricted Stock shall vest as of the date of discontinuance of business, death or disability, and the Participant's Restricted Stock may be transferred free of any restrictions under the Plan, except any restrictions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock Agreement provide otherwise, shares of Restricted Stock shall not be sold,

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     exchanged, transferred, pledged or otherwise disposed of by a
     Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(b), the Participant's right to the Restricted Stock immediately shall cease and terminate, and the Participant promptly shall surrender to the Company all such Restricted Stock in the Participant's possession.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

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          (b)  LEGEND.  Any certificates evidencing shares of
     Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Energy Search, Incorporated 1998 Stock Option and Restricted Stock Plan for Outside Advisors and Consultants (the "Plan"). A copy of the Plan is on file in the office of the Secretary of Energy Search, Incorporated. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events.

     6.7 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

                                 SECTION 7

                            GENERAL PROVISIONS

     7.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     7.2 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award


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or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     7.3 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     7.4 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     7.5 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                 SECTION 8

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect September 1, 1998. Unless earlier terminated by the Board of Directors, the Plan shall terminate on August 31, 2008. No Incentive Award shall be granted under this Plan after such date.


                                 SECTION 9

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that without shareholder approval no such amendment may
(a) materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan; (b) materially modify the eligibility requirements; (c) reduce the Option price (except pursuant to adjustments under subsection 4.2); or (d) impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment


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or modification of the Plan shall become effective with respect to any
Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.












































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